Exhibit 99.1

Maryann Bruce Elected to MBIA’s Board of Directors

ARMONK, N.Y.--(BUSINESS WIRE)--June 19, 2012--MBIA Inc. (NYSE: MBI) today announced that Maryann Bruce (52) was elected to MBIA’s board of directors in accordance with the board’s power under MBIA Inc.’s by-laws to fill interim vacancies. Ms. Bruce is the President of Turnberry Advisory Group, a private business services company, where she advises clients on strategic business issues.

MBIA Chairman Daniel P. Kearney said, “Maryann’s 30 years of executive leadership and board-level experience in the financial services industry, as well as her experience in governance, strategy, asset management and risk management will be invaluable to MBIA and its shareholders as we work toward re-establishing ourselves as a leader in the financial guarantee industry. We’re pleased to welcome her to our board and look forward to her many contributions.”

Prior to Turnberry Advisory Group, Ms. Bruce held several executive leadership positions including President of Aquila Distributors, Inc., a subsidiary of Aquila Investment Management LLC, a boutique asset manager, and President of Evergreen Investments Services, Inc., an investment management business and subsidiary of Wachovia. In addition, Ms. Bruce served as a member of Evergreen Investments’ Executive Committee, providing strategic direction and firm-wide positioning. Ms. Bruce was also President and CEO of Allstate Financial Distributors and Senior Vice President and Director of the Financial Institution Division of OppenheimerFunds.

Ms. Bruce is an Independent Director for Allianz Funds and serves on the Governing Board of The Committee of 200 and the Advisory Board of Duke University Libraries. She is a member of the Independent Directors Council and The National Association of Corporate Directors, as well as Founder and Co-Chair of the Charlotte Chapter of Women Corporate Directors. Ms. Bruce graduated magna cum laude from Duke University with a Bachelor of Arts in Economics.

Forward-Looking Statements

The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This release includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other risks and uncertainties, whether the Company will realize, or will be delayed in realizing, insurance loss recoveries expected in disputes with sellers/servicers of RMBS transactions at the levels recorded in its financial statements, the possibility that the Company will experience severe losses or liquidity needs due to increased deterioration in its insurance portfolios and in particular, due to the performance of CDOs including multi-sector, CMBS and CRE CDOs and RMBS, the failure to obtain regulatory approval to implement our risk reduction and liquidity strategies, the possibility that loss reserve estimates are not adequate to cover potential claims, the Company’s ability to access capital and the Company’s exposure to significant fluctuations in liquidity and asset values within the global credit markets, in particular in the ALM business, the Company’s ability to fully implement its strategic plan, including its ability to achieve high stable ratings for National or any other insurance subsidiaries, and the Company’s ability to commute certain of its insured exposures, including as a result of limited available liquidity, the Company’s ability to favorably resolve litigation claims against the Company, and changes in general economic and competitive conditions. These and other factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company’s forward-looking statements are discussed under the “Risk Factors” section in MBIA Inc.’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which may be updated or amended in the Company’s subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

MBIA Inc., headquartered in Armonk, New York is a holding company whose subsidiaries provide financial guarantee insurance, as well as related reinsurance, advisory and portfolio services, for the public and structured finance markets, and asset management advisory services. The Company services its clients around the globe with offices in New York, Denver, San Francisco, Paris, London, Madrid and Mexico City. Please visit MBIA's website at www.mbia.com.

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MBIA Inc.
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